SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 3, 2008

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On December 3, 2008, the Company entered into a Second Amended and Restated Key Employee Severance Pay Agreement (collectively, the "Agreements") with Raymond J. De Hont, its President and Chief Executive Officer (the "CEO"), and Gary J. Morgan, its Senior Vice President and Chief Financial Officer (the "CFO").

The Agreements were restated and amended so as to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The Agreements provide for severance payments to the CEO and the CFO (24 months annual base salary for the CEO and 18 months annual base salary for the CFO) in the event of an Involuntary Termination of Employment (as defined) occurring within 18 months following a Change of Control (as defined).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  December 5, 2008
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
(10)(al)	Second Amended and Restated Key Employee Severence Pay Agreement for Raymond J. De Hont

(10)(am)	Second Amended and Restated Key Employee Severence Pay Agreement for Gary J. Morgan